Contact:
Mark Rupe
Vice President, Investor Relations
Express, Inc.
(614) 474-4465

EXPRESS, INC. REPORTS THIRD QUARTER 2017 COMPS AT THE TOP END OF GUIDANCE;
ANNOUNCES $150 MILLION SHARE REPURCHASE PROGRAM

•	Third quarter comparable sales decreased by 1%

•	Third quarter diluted earnings per share (EPS) of $0.08

•	Hurricane activity negatively impacted third quarter net sales and EPS by approximately 1% and $0.02, respectively

•	E-commerce sales increased 23%, accounting for 24% of net sales

•	Initial success from omni-channel initiatives, with continued rollout planned for 2018

•	Remain on track to deliver $20 million in cost savings in 2017

•	Strong balance sheet maintained with $198 million in cash, an improved inventory position, and no debt

•	Narrows full year 2017 guidance for adjusted diluted EPS to $0.43 to $0.47

Columbus, Ohio - November 30, 2017 - Express, Inc. (NYSE: EXPR), a specialty retail apparel company, announced its financial results for the third quarter of 2017. These results, which cover the thirteen weeks ended October 28, 2017, are compared to the thirteen weeks ended October 29, 2016.
David Kornberg, the Company’s president and chief executive officer, stated: “We are pleased with the progress we are making towards returning our business to growth. Our key initiatives continue to gain traction and contribute incrementally, which is driving improved trends in our results. Comparable sales were at the top end of our guidance, as were earnings excluding the hurricane impact. E-commerce sales growth remained strong, increasing 23% over last year, and store comps showed further sequential improvement.”
Mr. Kornberg continued, "We enter the important holiday season with positive momentum and are confident that our assortment and fashion are resonating well with our customers based on the continued strength in our e-commerce business and improving store performance. We are seeing success from our recently expanded omni-channel capabilities and expect enrollment growth in our NEXT loyalty program to drive increased customer engagement in the fourth quarter and into 2018. Our team is managing costs effectively and delivering on our savings targets. Our balance sheet remains strong with $198 million in cash and no debt, our inventories are well-positioned, and we expect to generate solid cash flow. We are committed to driving shareholder value and are pleased to announce a new $150 million share repurchase program. We continue to remain confident in our strategy and ability to successfully transform our business to navigate a rapidly changing environment.”

Third Quarter 2017 Operating Results:

•	Net sales decreased 1% to $498.7 million from $506.1 million in the third quarter of 2016.

•	Comparable sales (including e-commerce sales) decreased 1%, compared to an 8% decrease in the third quarter of 2016.

•	E-commerce sales increased 23% year over year to $118.2 million.

•
Merchandise margin improved by 30 basis points, driven by sourcing-related cost savings, partially offset by the highly promotional environment. Buying and occupancy as a percentage of net sales rose by 50 basis points. In combination, this resulted in a 20 basis point decline in gross margin, representing 29.8% of net sales compared to 30.0% in last year’s third quarter.

•
Selling, general, and administrative (SG&A) expenses were $137.7 million versus $136.6 million in last year's third quarter. As a percentage of net sales, SG&A expenses increased by 60 basis points year over year to 27.6%.

•	Restructuring costs of $0.3 million in the third quarter of 2017 represent costs incurred related to the Company's exit from Canada.

•	Operating income was $11.2 million. This compares to operating income of $15.1 million in the third quarter of 2016.

•
Income tax expense was $4.3 million, at an effective tax rate of 40.8%, compared to income tax expense of $2.8 million, at an effective tax rate of 19.6% in last year's third quarter. The effective tax rate for the third quarter of 2016 included a net tax benefit of approximately $2.9 million attributable to certain discrete items.

•
Net income was $6.3 million, or $0.08 per diluted share. This compares to net income of $11.6 million, or $0.15 per diluted share, in the third quarter of 2016. Net income in the third quarter of 2016 includes a net $0.04 per diluted share benefit related to the aforementioned income tax items.

•	Real estate activity for the third quarter of 2017 is presented in Schedule 5.
Third Quarter 2017 Balance Sheet Highlights:

•	Cash and cash equivalents totaled $198.3 million versus $101.9 million at the end of the third quarter of 2016.

•	Capital expenditures totaled $42.2 million for the thirty-nine weeks ended October 28, 2017, compared to $80.9 million for the thirty-nine weeks ended October 29, 2016.

•	Inventory was $342.7 million compared to $341.9 million at the end of the prior year’s third quarter.

2017 Guidance:
The Company notes that 2017 is a fifty-three week period as compared to a fifty-two week period in 2016. The fifty-third week is in the fourth quarter and is expected to represent approximately $0.04 in diluted EPS. The table below compares the Company's projected results for the fourteen week period ended February 3, 2018 to the actual results for the thirteen week period ended January 28, 2017.

	Fourth Quarter 2017 Guidance	Fourth Quarter 2016 Actual Results
Comparable Sales	Positive low single digits	-13%
Effective Tax Rate	Approximately 40%	40.5%
Interest Expense, Net	$0.3 million	$0.6 million
Net Income	$32 to $35 million	$22.8 million
Diluted EPS	$0.40 to $0.44	$0.29
Weighted Average Diluted Shares Outstanding	79.3 million	78.7 million
The table below compares the Company's projected results for the fifty-three week period ended February 3, 2018 to the actual results for the fifty-two week period ended January 28, 2017.

	Full Year 2017 Guidance	Full Year 2016 Actual Results
Comparable Sales	Negative low single digits	-9%
Effective Tax Rate	Approximately 40%	36.6%
Interest Expense, Net	$2.5 million	$13.5 million(3)
Net Income	$22 to $25 million(1)	$57.4 million(3)
Adjusted Net Income	$34 to $37 million(2)	$64.3 million(2)
Diluted EPS	$0.28 to $0.32(1)	$0.73(3)
Adjusted Diluted EPS	$0.43 to $0.47(2)	$0.81(2)
Weighted Average Diluted Shares Outstanding	79.0 million	79.0 million
Capital Expenditures	$58 to $63 million	$98.7 million
(1) Includes $24.2 million, or $11.7 million net of tax and $0.15 per diluted share, related to the exit of Canada.
(2) Adjusted net income and adjusted diluted EPS are non-GAAP financial measures. Refer to Schedule 4 for a reconciliation of GAAP to Non-GAAP financial measures.
(3) Includes approximately $11.4 million, or $6.9 million net of tax and $0.08 per diluted share, of non-core items related to an amendment to the Times Square Flagship store lease.
This guidance does not take into account any additional non-core items that may occur.
See Schedule 5 for a discussion of projected real estate activity.
Share Repurchase Program:
The Company also announced today that its Board of Directors has approved a new $150 million share repurchase program. The repurchase program authorizes the Company to repurchase shares of its outstanding common stock using the Company’s available cash.
The Company may repurchase shares on the open market, including through Rule 10b5-1 plans, in privately negotiated transactions, through block purchases, or otherwise in compliance with applicable laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The timing and amount of stock repurchases will depend on a variety of factors, including business and market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified, or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program.
Conference Call Information:
A conference call to discuss third quarter 2017 results is scheduled for November 30, 2017 at 9:00 a.m. Eastern Time (ET). Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at: http://www.express.com/investor and remain available for 90 days. A telephone replay of this call will be available at 12:00 p.m. ET on November 30, 2017 until 11:59 p.m. ET on December 7, 2017 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13672476.
About Express, Inc.:
Express is a specialty retailer of women's and men's apparel and accessories, targeting the 20 to 30-year-old customer. Express has more than 35 years of experience offering a distinct combination of fashion and quality for multiple lifestyle occasions at an attractive value addressing fashion needs across work, casual, jeanswear, and going-out occasions. The Company currently operates more than 600 retail and factory outlet stores, located primarily in high-traffic shopping malls, lifestyle centers, and street locations across the United States and Puerto Rico. Express merchandise is also available at franchise locations and online in Latin America. Express also markets and sells its products through its e-commerce website, www.express.com, as well as on its mobile app.
Forward-Looking Statements:
Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to, (1) guidance and expectations for the fourth quarter and full year 2017, including statements regarding expected comparable sales, effective tax rates, interest expense, net income, adjusted net income, diluted earnings per share, adjusted diluted earnings per share, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives, (4) statements regarding inventory and expectations for the holiday season, (5) expectations for the NEXT loyalty program, (6) expectations regarding cash flow, and (7) statements regarding the Company's intention to repurchase shares of its common stock and the funding for such purchases. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (3) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (4) competition from other retailers; (5) customer traffic at malls, shopping centers, and at our stores and online; (6) our dependence on a strong brand image; (7) our ability to develop and maintain a relevant and reliable omni-channel experience for our customers; (8) the failure or breach of information systems upon which we rely; (9) our ability to protect customer data from fraud and theft; (10) our dependence upon third parties to manufacture all of our merchandise; (11) changes in the cost of raw materials, labor, and freight; (12) supply chain or other business disruption; (13) our dependence upon key executive management; (14) our ability to achieve our strategic objectives, including improving profitability through a balanced approach to growth, increasing brand awareness and elevating our customer experience, transforming and leveraging information technology systems, and investing in the growth and development of our people; (15) our substantial lease obligations; (16) our reliance on third parties to provide us with certain key services for our business; (17) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (18) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (19) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (20) impairment charges on long-lived assets; and (21) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Schedule 1
Express, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 28, 2017	January 28, 2017	October 29, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$198,294	$207,373	$101,855
Receivables, net	16,023	15,787	16,274
Inventories	342,696	241,424	341,936
Prepaid minimum rent	30,831	31,626	31,434
Other	29,366	17,923	21,786
Total current assets	617,210	514,133	513,285

PROPERTY AND EQUIPMENT	1,039,197	1,029,176	1,017,259
Less: accumulated depreciation	(617,958)	(577,890)	(550,725)
Property and equipment, net	421,239	451,286	466,534

TRADENAME/DOMAIN NAMES/TRADEMARKS	197,618	197,618	197,618
DEFERRED TAX ASSETS	7,749	7,926	21,612
OTHER ASSETS	13,161	14,226	12,696
Total assets	$1,256,977	$1,185,189	$1,211,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$229,339	$172,668	$222,818
Deferred revenue	21,579	29,428	25,322
Accrued expenses	117,775	80,301	166,953
Total current liabilities	368,693	282,397	415,093

DEFERRED LEASE CREDITS	140,350	146,328	145,507
OTHER LONG-TERM LIABILITIES	108,970	120,777	40,451
Total liabilities	618,013	549,502	601,051

COMMITMENTS AND CONTINGENCIES

Total stockholders’ equity	638,964	635,687	610,694
Total liabilities and stockholders’ equity	$1,256,977	$1,185,189	$1,211,745

Schedule 2
Express, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
NET SALES	$498,651	$506,090	$1,444,216	$1,513,766
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	349,850	354,373	1,036,947	1,043,382
Gross profit	148,801	151,717	407,269	470,384
OPERATING EXPENSES:
Selling, general, and administrative expenses	137,721	136,633	399,529	405,547
Restructuring costs	258	—	22,869
Other operating (income) expense, net	(341)	(17)	(664)	28
Total operating expenses	137,638	136,616	421,734	405,575

OPERATING INCOME/(LOSS)	11,163	15,101	(14,465)	64,809

INTEREST EXPENSE, NET	577	567	2,070	12,845
OTHER EXPENSE (INCOME), NET	—	90	(537)	(404)
INCOME/(LOSS) BEFORE INCOME TAXES	10,586	14,444	(15,998)	52,368
INCOME TAX EXPENSE/(BENEFIT)	4,316	2,827	(5,935)	17,725
NET INCOME/(LOSS)	$6,270	$11,617	$(10,063)	$34,643

EARNINGS PER SHARE:
Basic	$0.08	$0.15	$(0.13)	$0.44
Diluted	$0.08	$0.15	$(0.13)	$0.44

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	78,805	78,401	78,679	78,754
Diluted	78,890	78,595	78,679	79,151

Schedule 3
Express, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirty-Nine Weeks Ended
	October 28, 2017	October 29, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(10,063)	$34,643
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	67,852	58,960
Loss on disposal of property and equipment	1,323	907
Impairment charge	5,479	829
Amortization of lease financing obligation discount	—	11,354
Loss on deconsolidation of Canada	10,672	—
Share-based compensation	11,110	10,783
Deferred taxes	1,210	(385)
Landlord allowance amortization	(9,779)	(8,345)
Other non-cash adjustments	(500)	—
Changes in operating assets and liabilities:
Receivables, net	(660)	5,883
Inventories	(105,379)	(86,468)
Accounts payable, deferred revenue, and accrued expenses	61,797	28,749
Other assets and liabilities	14,612	2,954
Net cash provided by operating activities	47,674	59,864

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(42,207)	(80,900)
Decrease in cash and cash equivalents resulting from deconsolidation of Canada	(9,232)	—
Purchase of intangible assets	—	(21)
Investment in equity interests	—	(10,133)
Net cash used in investing activities	(51,439)	(91,054)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on lease financing obligations	(1,262)	(1,186)
Repayments of financing arrangements	(2,040)	—
Proceeds from exercise of stock options	—	2,735
Repurchase of common stock under share repurchase program	—	(51,538)
Repurchase of common stock for tax withholding obligations	(1,574)	(4,498)
Net cash used in financing activities	(4,876)	(54,487)

EFFECT OF EXCHANGE RATE ON CASH	(438)	629

NET DECREASE IN CASH AND CASH EQUIVALENTS	(9,079)	(85,048)
CASH AND CASH EQUIVALENTS, Beginning of period	207,373	186,903
CASH AND CASH EQUIVALENTS, End of period	$198,294	$101,855

Schedule 4

Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The Company supplements the reporting of its financial information determined under United States generally accepted accounting principles (GAAP) with certain non-GAAP financial measures: adjusted operating income, adjusted net income, and adjusted diluted earnings per share. The Company believes that these non-GAAP measures provide additional useful information to assist stockholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted operating income, adjusted net income, and adjusted diluted earnings per share are important indicators of the Company's business performance because they exclude items that may not be indicative of, or are unrelated to, the Company's underlying operating results, and provide a better baseline for analyzing trends in the business. In addition, adjusted operating income is used as a performance measure in the Company's seasonal cash incentive compensation program and adjusted diluted earnings per share is used as a performance measure in the Company's executive compensation program for purposes of determining the number of equity awards that are ultimately earned. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported operating income, reported net income, or reported diluted earnings per share. These non-GAAP financial measures reflect an additional way of viewing the Company's operations that, when viewed with the GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of the Company's business. Management strongly encourages investors and stockholders to review the Company's financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Schedule 4 (Continued)

Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Thirteen Weeks Ended October 28, 2017
(in thousands, except per share amounts)	Operating Income	Net Income	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$11,163	$6,270	$0.08	78,890
Impact of Canadian Exit (a)	258	258	—
Income Tax Benefit - Canadian Exit	—	(98)	—
Adjusted Non-GAAP Measure	$11,421	$6,430	$0.08

(a)	Consists of $0.3 million in restructuring costs related to the Canadian exit.

	Thirty-Nine Weeks Ended October 28, 2017
(in thousands, except per share amounts)	Operating Income/(Loss)	Net Income/(Loss)	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(14,465)	$(10,063)	$(0.13)	78,679
Impact of Canadian Exit (a)	$24,151	$24,151	0.31
Income Tax Benefit - Canadian Exit	$—	$(12,469)	(0.16)
Adjusted Non-GAAP Measure	$9,686	$1,619	$0.02	78,851	(b)

(a)	Includes $22.9 million in restructuring costs and an additional $1.3 million in inventory adjustments related to the Canadian exit.

(b)
Weighted average diluted shares outstanding for purposes of calculating adjusted diluted earnings per share includes the dilutive effect of share-based awards as determined under the treasury stock method.

Schedule 4 (Continued)

Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Thirty-Nine Weeks Ended October 29, 2016
(in thousands, except per share amounts)	Net Income	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$34,643	$0.44	79,151
Interest Expense (a)	11,354	0.14
Income Tax Benefit (b)	(4,428)	(0.06)
Adjusted Non-GAAP Measure	$41,569	$0.53

(a)	Represents non-core items related to the amendment of the Times Square Flagship store lease.

(b)	Represents the tax impact of the interest expense adjustment at our statutory rate of approximately 39% for the thirty-nine weeks ended October 29, 2016.

	Fifty-Three Weeks Ended February 3, 2018
(in thousands, except per share amounts)	Projected Net Income	Projected Diluted Earnings per Share	Projected Weighted Average Diluted Shares Outstanding
Projected GAAP Measure*	$23,800	$0.30	78,967
Projected Impact of Canadian Exit	24,200	0.31
Projected Income Tax Benefit - Canadian Exit	(12,500)	(0.16)
Projected Adjusted Non-GAAP Measure*	$35,500	$0.45
* Represents mid-point of guidance range.
This guidance does not take into account any additional non-core items that may occur.

	Fifty-Two Weeks Ended January 28, 2017
(in thousands, except per share amounts)	Net Income	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
GAAP Measure	$57,417	$0.73	79,049
Interest Expense (a)	11,354	0.14
Income Tax Benefit (b)	(4,428)	(0.06)
Adjusted Non-GAAP Measure	$64,343	$0.81

(a)	Represents non-core items related to the amendment of the Times Square Flagship store lease.

(b)	Represents the tax impact of the interest expense adjustment at our statutory rate of approximately 39% for the fifty-two weeks ended January 28, 2017.

Schedule 5
Express, Inc.
Real Estate Activity
(Unaudited)

Third Quarter 2017 - Actual				October 28, 2017 - Actual
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(2)	(2)	499
United States - Outlet Stores	7	—	2	141
Canada	—	—	—	—
Total	7	(2)	—	640	5.5 million

Fourth Quarter 2017 - Projected				February 3, 2018 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(5)	(3)	491
United States - Outlet Stores	1	—	3	145
Canada	—	—	—	—
Total	1	(5)	—	636	5.4 million

Full Year 2017 - Projected				February 3, 2018 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(20)	(24)	491
United States - Outlet Stores	17	—	24	145
Canada	—	(17)	—	—
Total	17	(37)	—	636	5.4 million